EXHIBIT 7
         to SCHEDULE 13D

                      SHARE TRANSFER RESTRICTION AGREEMENT

                                             December 21, 2000


Manugistics Group, Inc.
2115 East Jefferson Street
Rockville, Maryland  20852-4999

Ladies and Gentlemen:

         Pursuant to the terms of that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of September 21, 2000, by and among Manugistics Group, Inc., a Delaware corporation ("PARENT"), Manu Acquisition Corp., a Delaware corporation ("ACQUISITION"), and Talus Solutions, Inc., a Delaware corporation (the "COMPANY"), at the Effective Time (as defined in the Agreement) Acquisition will be merged with and into the Company (the "MERGER"), and the Company as the surviving corporation of the Merger will become a wholly-owned subsidiary of the Parent. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

         As a result of the Merger, the undersigned will receive shares of the common stock, par value $0.002 per share, of Parent ("PARENT COMMON STOCK"). The undersigned will receive such shares in exchange for shares of the capital stock, of the Company owned by the undersigned. A portion of the shares of Parent Common Stock received by the undersigned in connection with the Merger will be escrowed (the "ESCROW SHARES"). The remaining shares of Parent Common Stock received by the undersigned in connection with the Merger (excluding the Escrow Shares) are referred to herein as the "SUBJECT SHARES"; and, the total sum of the number of Subject Shares plus the number of Escrow Shares received in connection with the Merger is referred to herein as the "TOTAL SHARES".

         As an inducement for Parent to consummate the Merger, and to fulfill and satisfy a condition to the obligation and Parent to consummate the Merger, the undersigned covenants and agrees:

1.       Lock Up.

                  (a) The undersigned will not, directly or indirectly until the times specified in Section 1(b) below, sell, offer, contract, or grant any option to sell, including, without limitation, any short sale, pledge or transfer; establish an open "put equivalent position" within the meaning of Rule 16a-1(b) of the Exchange Act

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of 1934, as amended; establish a "zero cost collar", or, otherwise dispose of the Subject Shares of Parent Common Stock held by the undersigned (the foregoing restrictions, collectively, the "LOCK UP").

                  (b) The restrictions contained in the Lock Up set forth in Section 1(a) will terminate with respect to the Subject Shares held by the undersigned in accordance with the following schedule:

                           (i) on that date (the "FIRST RELEASE DATE") which is the earlier of (x) March 31, 2001, or (y) ninety (90) days after the completion of any public offering of shares of Parent Common Stock or securities convertible into Parent Common Stock, in which the gross proceeds to Parent exceed $25,000,000;

                                    (A)     if the average closing price for
                  Parent Common Stock, as determined by averaging the Parent Common Stock price on the NASDAQ for the fifteen (15) trading days immediately preceding the date which is two (2) days prior to the First Release Date (the "AVERAGE STOCK PRICE") is less than $70 per share, then on the First Release Date a number of shares equal to ten percent (10%) of the Total Shares (rounded to the nearest whole number of shares) shall be released from the Lock Up; or, instead

                                    (B)     if the Average Stock Price is equal
                  to or greater than $70 per share, then on the First Release Date a number of shares equal to twenty-five percent (25%) of the Total Shares (rounded to the nearest whole number of shares) shall be released from the Lock Up; and

                           (ii)     On May 31, 2001, a number of shares equal to
                  (A) forty percent (40%) of the Total Shares (rounded to the nearest whole number of shares) MINUS (B) the number of shares released on the First Release Date, shall be released from the Lock Up; and

                           (iii) on the first anniversary of the Effective Time, but not later than October 31, 2001, all remaining shares of the Subject Shares shall be released from the Lock Up.

                  (c) The undersigned understands that stop transfer instructions will be given to Parent's transfer agent with respect to shares of Parent Common Stock owned by the undersigned and that there may be placed on the certificates for the shares of Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

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                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE
                  TRANSFERRED IN ACCORDANCE WITH THE TERMS OF A SHARE TRANSFER RESTRICTION AGREEMENT DATED DECEMBER 21, 2000, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF MANUGISTICS GROUP, INC."

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

2.       Affiliate; Rule 145.

         (a) The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT").

         (b) The undersigned hereby represents and warrants to, and covenants with, Parent that in the event the undersigned receives any Parent Common Stock in the Merger:

                  (i) The undersigned shall not make any sale, transfer or other disposition of Parent Common Stock in violation of the Securities Act.

                  (ii) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Parent Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel.

                  (iii) The undersigned has been advised that because (i) at the time of the Merger's approval by the stockholders of the Company the undersigned may be deemed an affiliate of the Company and (ii) the distribution by the undersigned of the Parent Common Stock following the Merger has not

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been registered under the Act (except as provided in Article VI of the Merger
Agreement), the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Merger unless (A) such sale, transfer or other disposition has been registered under the Act, (B) such sale, transfer or other disposition is made in conformity with the volume and other limitations imposed by Rule 145 under the Act, or (C) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  (iv) Except as provided in Article VI of the Merger Agreement, the undersigned understands that Parent will be under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  (v) The undersigned understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock owned by the undersigned and that there may be placed on the certificates for the Parent Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 ACT, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF A SHARE TRANSFER RESTRICTION AGREEMENT DATED DECEMBER 21, 2000, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF MANUGISTICS GROUP, INC."

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH

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                  REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                  It is understood and agreed that the legend set forth above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Parent (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to the Parent to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

3. Representations by Undersigned. The undersigned represents and warrants to each of Parent and Acquisition as to himself only that:

         (a) The undersigned, alone or together with his professional advisors, has such knowledge and experience in financial and business matters and, in particular, concerning investments, as is necessary to enable him to evaluate the merits and risks of making an investment in shares of the Parent Common Stock (the "Shares").

         (b) The undersigned has no immediate need for liquidity in the Shares and is able to bear the risk of making an investment in the Shares until the Seller is permitted to dispose of the Shares pursuant to the Registration Statement or as otherwise permitted under the Merger Agreement.

         (c) The Shares being issued to the undersigned in connection with the Merger are being acquired by the undersigned for investment purposes only, for the undersigned's own account and not with a view to the offer, sale or distribution thereof, provided, however, that, in the event that such Shares are registered on a Registration Statement under the Securities Act for resale as contemplated by the Merger Agreement, the undersigned may, at its sole discretion, offer and sell all or any portion of such shares pursuant to such Registration Statement, subject, however, to compliance with any applicable state, securities or other law. The undersigned has not taken, nor will the undersigned take or cause to be taken any action, that would cause the undersigned to be deemed to be an "underwriter," as defined in Section 2(11) of the Securities Act, with respect to those Shares, except in connection with the offer and sale of such shares pursuant to such Registration Statement.

         (e) If the undersigned is an individual, the address set forth below for the undersigned is the true residence of the undersigned. If the undersigned is a corporation, trust, partnership or other entity, the undersigned has its principal place of business at the address set forth below and was not organized for the

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specific purpose of acquiring any of the Shares.

         (e) The undersigned understands that there are substantial risks pertaining to the making of an investment in the Shares hereunder, including risks set forth in the SEC Documents.

         (f) The undersigned understands and acknowledges that the Shares have not been registered for offer or sale under the Securities Act or registered or qualified under any state or other securities act, and are being sold on the basis of exemptions from registration under the federal and applicable state or other securities laws. Reliance on such exemptions is based in part on the accuracy of the representations, warranties and agreements made by each undersigned herein, and the undersigned acknowledges and agrees that Parent has relied on such representations, warranties and agreements. The undersigned further understands and acknowledges that the Shares may not be sold, assigned or otherwise transferred unless so registered or qualified or unless, in the opinion of counsel to the undersigned, which opinion is acceptable to Parent, an exemption from registration and any such qualification is available.

         (g) The undersigned understands that neither the Commission nor any other federal, state or other governmental authority has approved the Shares, nor have any of the foregoing authorities made any recommendation, findings or determination relating to the merits of making an investment in the Shares hereunder.

         (h) The information provided by the undersigned herein, and any other information provided by the undersigned to Parent or Parent's agents or representatives, is true and correct in all respects as of the date hereof and will be true at and as of the Effective Time (or, if there have been any changes in such information since the date such information was furnished, the undersigned has advised Parent in writing of such changes).

         (i) The undersigned shall not have any preemptive rights or any similar rights to subscribe for any additional Shares or any other security issued by or interest in or obligation of Parent.



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


                                   Very truly yours,


                                   GENERAL ATLANTIC PARTNERS 49, L.P.
                                   By:  General Atlantic Partner, LLC, its
                                        general partner


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:  Matthew Nimetz
                                               --------------------------------
                                        Title: A Managing Member
                                               --------------------------------


                                   GENERAL ATLANTIC PARTNERS 57, L.P.
                                   By:  General Atlantic Partner, LLC, its
                                        general partner


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:  Matthew Nimetz
                                               --------------------------------
                                        Title: A Managing Member
                                               --------------------------------


                                   GAP COINVESTMENT PARTNERS, L.P.


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:  Matthew Nimetz
                                               --------------------------------
                                        Title: A General Partner
                                               --------------------------------


                                   GAP COINVESTMENT PARTNERS III, L.P.


                                   By:  /s/ Matthew Nimetz
                                        ---------------------------------------
                                        Name:  Matthew Nimetz
                                               --------------------------------
                                        Title: A General Partner
                                               --------------------------------


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ACKNOWLEDGED this 21
day of December, 2000.


MANUGISTICS GROUP, INC.

By:  /s/  Gregory J. Owens
     --------------------------
     Name: Gregory J. Owens
          ---------------------
     Title: President & Chief
            Executive Officer
          ---------------------

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